Exhibit 10.1

CERTAIN INDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRATION TREATS AS PRIVATE OR CONFIDENTIAL

SETTLEMENT AGREEMENT

THIS DEBT SETTLEMENT AGREEMENT is made this 19th of April, 2022 (the “Agreement”). BETWEEN:

ANFIELD ENERGY INC., a British Columbia corporation with an office at 4390 Grange Street, Suite 2005, Burnaby, BC V5H 1P6 (“Anfield” or the “Company”);

AND:

URANIUM ENERGY CORP., a Nevada corporation with an office at 1030 West Georgia Street, Suite 1830, Vancouver, BC V6E 2Y3 (“UEC” or the “Creditor”);

(and collectively Anfield and UEC are referred to as the “Parties” and each individually as a “Party”).

WHEREAS:

A.    UEC has acquired the following debt obligations of Anfield as a result of its December 17, 2021 purchase of Uranium One Americas, Inc. through whom the debt obligations were due and owing by Anfield:

(1)

A promissory note dated November 23, 2017, in the principal amount of thirteen million US dollars (US$10,646,169.00) (the “Note”) and currently bearing interest at the rate of 5.95 percent (5.95%) per annum, in respect of which principal and accrued interest in the approximate amount of thirteen million, three hundred and thirty-two thousand and sixty-six US dollars (US$13,342,066.00) remains outstanding and payable as of the date hereof; and

(2)

Outstanding asset acquisition payments related to an asset purchase agreement dated August 14, 2014, valued at approximately five million US dollars (US$5,000,000) (the “Payments”; and collectively with the principal and interest payable under the Note up to the date hereof, the “Debt”); and

B.    The Parties desire to enter into this Agreement to settle the Debt on the following terms and conditions (with this Agreement and the Swap Agreement (as defined below) being, collectively, the “Transactions”).

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and of the covenants and agreements set out in this Agreement, the Parties agree as follows:

1.	ACKNOWLEDGMENT OF DEBT

1.1	Anfield acknowledges and agrees that it is indebted to UEC in the amount of the Debt.

2.	SETTLEMENT OF DEBT

2.1	In exchange for full payment and settlement of the Debt, Anfield shall:

(a)

pay to UEC US$9,171,033.00 in cash, representing one-half of the Debt, by wire transfer immediately upon closing of the Transactions, in accordance with the payment instructions provided in Schedule “A” attached hereto (the “Cash Settlement”); and

(b)

issue to UEC fully-paid and non-assessable units (each, a “Debt Unit”) of Anfield having an aggregate deemed issue price of US$9,171,033.00, representing one-half of the Debt, to be issued at a deemed price per Debt Unit (the “Debt Unit Issue Price”) equal to the Financing Price (as defined below), denominated in U.S. dollars, to be determined in accordance with Section 4.1 (the “Securities Settlement”; and together with the Cash Settlement, the “Debt Settlement”).

3.	PROPERTY SWAP

3.1

As part of the overall Transactions, the Parties agree to simultaneously enter into a property swap agreement (the “Swap Agreement”) exchanging all right, title and interest in and to UEC’s Slick Rock Project, located in San Miguel County, Colorado, with all right, title and interest in and to Anfield’s ISR property portfolio, located in Wyoming (each a “Property”). The details of the Property interests being offered by each Party are more fully identified in Schedules “B” and “C” attached hereto (collectively, the “Property Swap”).

4.	FINANCING

4.1

In order to facilitate the Debt Settlement and provide funding for the Cash Settlement component of the Debt Settlement, Anfield agrees to complete a concurrent equity financing for gross proceeds of not less than twelve million Canadian dollars (CAD$12,000,000) (the “Financing”). The offering price at which each unit (each, an “Anfield Unit”) of Anfield will be offered and sold to investors under the Financing (the “Financing Price”) will also provide the basis for fixing the Debt Unit Issue Price for each Debt Unit, whereby the Financing Price will be converted to U.S. dollars with reference to the spot rate on the business day immediately prior to the Closing Date (as defined below) as quoted by the Bank of Canada as its noon spot rate at which Canadian Dollars are offered on such day for U.S. Dollars. Each Anfield Unit shall consist of one common share of Anfield and such fractional or whole number of common share purchase warrants (the “Anfield Warrants”) of Anfield as shall be fixed by resolution of the board of directors of Anfield. The terms and conditions attaching to each Debt Unit shall be identical to the terms and conditions attaching to an Anfield Unit. The Financing (including, for greater clarity, the Financing Price, and the terms and conditions attaching to the Anfield Warrants) shall be announced upon execution of this Agreement and the Swap Agreement (collectively, the “Definitive Agreements”).

4.2

It is a condition of the completion of the Transactions that the Financing be completed by June 20, 2022, failing which all of the Transactions forming the overall Debt Settlement and Property Swap will be deemed terminated with no further act required by either Party (a “Termination Date”).

5.	DEBT UNITS AND RELATED ROFR AND RIGHT OF APPOINTMENT

5.1	The Company agrees to issue to the Creditor and the Creditor agrees to accept the Debt Units, together with the payment of the Cash Settlement, as full and final payment and settlement of the Debt.

5.2

Following the TSX Venture Exchange (the “Exchange”) accepting this Agreement for filing and its approval of the issuance of the Debt Units, the Company will deliver to UEC on the Closing Date share and warrant certificates representing the Debt Units. The Creditor acknowledges that the shares of Anfield underlying the Debt Units will be subject to restrictions on resale prescribed by applicable securities law, and that any certificates evidencing the Debt Units issued to the Creditor will be legended to reflect such restrictions. Furthermore, the Creditor acknowledges that the Debt Units will be subject to resale restrictions as further described in Section 9 of this Agreement.

5.3

The Creditor hereby agrees that the Debt will be fully satisfied and extinguished when the Company makes payment of the Cash Settlement and delivers the Debt Units to the Creditor, and subject to the issuance of the Debt Units, the Creditor, for itself and the Creditor’s heirs, executors, administrators, beneficiaries, successors and assigns, shareholders, predecessor, agents, directors, partners, officers, employees, representatives, attorneys, divisions, parent companies, subsidiaries, affiliates and related, associated or affiliated companies, partnerships, subsidiaries or divisions, and all persons acting by, through, under or in concert with any of them, as the case may be, releases and forever fully discharges the Company, and each person in any way associated with it, including its heirs, executors, administrators, beneficiaries, successors and assigns, shareholders, predecessors, agents, directors, partners, officers, employees, representatives, attorneys, divisions, parent companies, subsidiaries or divisions, and all persons acting by, through, under or in concert with any of them, or any of them, from and against any and all claims, actions, obligations, and damages whatsoever which the Creditor may have or ever had against any of them relating to the Debt. This release will be operative from and after the date of completion of the Transactions contemplated by this Agreement and will be effective without the delivery of any further release or other documents by the Creditor to the Company.

5.4

Until such time as the Debt Units are issued by the Company to the Creditor, nothing in this Agreement, or otherwise, will be construed as conferring on the Creditor any right or interest whatsoever as a shareholder of the Company and including, but not limited to, any right to vote at, to receive notice of, or to attend any meeting of, shareholders or any other proceeding of the Company or any right to receive any dividend or other distribution.

5.5	Following issuance of the Debt Units, the Creditor agrees not to make a demand for payment or commence any action or claim against the Company in respect of the Debt.

5.6

Upon issuance of the Debt Units, the Creditor will immediately discontinue the prosecution of any action or proceeding of any kind whatsoever in respect of the Debt and will immediately remove all liens, charges and encumbrances of any kind whatsoever filed by or on behalf of the Creditor against the Company or any of its assets or against any of its directors, officers, servants, employees or agents or their assets.

5.7

Upon Closing of the Transactions, and while the Creditor holds not less than a ten percent (10%) non-diluted ownership interest in and to the issued and outstanding shares of the Company, the Creditor will have the right of first refusal to participate in any future private or public equity and/or convertible offering by the Company (each, an “Offering”), exercisable by the Creditor at its option within three calendar days of the notice or announcement of any such Offering (the “Offer Period”), in order to maintain its then non-diluted ownership interest in and to the Company (the “ROFR”); with it being acknowledged and agreed that should the Creditor not exercise its ROFR within the Offer Period, then the Creditor’s ROFR will subsequently be reduced to a participation level which reflects the new non-diluted ownership level of the Creditor following the completion of such Offering.

5.8

Upon Closing of the Transactions, and while the Creditor holds not less than a ten percent (10%) non-diluted ownership interest in and to the issued and outstanding shares of the Company, the Creditor will have the unfettered right, exercisable at its option at any time and from time to time, and subject only to any limitations imposed by applicable law or the Company’s constating documents on the number of Board of Directors of the Company that may exist from time to time (the “Board”), to appoint and/or nominate for election to the Board one appointee/nominee (the “Appointee”) of the Creditor (the “Right of Appointment”); with it being acknowledged and agreed that the Appointee must file with and be acceptable to the Exchange under all circumstances.

6.	REGULATORY APPROVAL

6.1

This Agreement is subject to its acceptance for filing by the Exchange. If required by the Exchange, the Creditor will undertake not to exercise convertible securities of the Company to the extent it will result in a “Change of Control” for the Company as such term is defined by the policies of the Exchange.

6.2

Upon execution of this Agreement by both Parties, the Company will promptly make application for acceptance of the terms and conditions of this Agreement to the Exchange and will use reasonable commercial efforts to obtain confirmation of such acceptance from the Exchange.

6.3	The Creditor agrees to provide the Company any supporting documents and information regarding the Debt which the Exchange may reasonably request to verify or substantiate the Debt.

7.	REPRESENTATIONS AND WARRANTIES OF ANFIELD

7.1	Anfield represents, warrants and acknowledges to UEC that:

(a)

it is duly incorporated or formed, validly existing and in good standing in its jurisdiction of incorporation or formation and holds all material licenses and permits necessary to carry on business as presently conducted;

(b)	it has full power and authority to enter into this Agreement and to consummate the Transactions contemplated hereby and thereby;

(c)

its entry into this Agreement, and its performance hereunder and under any other agreements, do not and with the passage of time will not result in any breach of any contract, arrangement or obligation to which it is a party;

(d)

there is no law, regulation, rule or policy, or any change therein shall have been enacted or proposed which will have a material adverse effect on the Transactions or the Anfield Property interests involved in the Property Swap;

(e)	there is no pending or threatened litigation regarding Anfield or the Anfield Property interests involved in the Property Swap;

(f)

Anfield is, and at the closing date of the Transactions will be, a “foreign issuer” as defined in Rule 902(e) of Regulation S under the United States Securities Act of 1933, as amended (the “1933 Act”);

(g)

Anfield is not, and following the application of the proceeds from the Financing will not be, registered or required to be registered as an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended; and

(h)

neither the Anfield nor any of its predecessors has had the registration of a class of securities under the United States Securities Exchange Act of 1934, as amended, revoked by the United States Securities and Exchange Commission pursuant to Section 12(j) of that Act.

8.	REPRESENTATIONS AND WARRANTIES OF UEC

8.1	UEC represents, warrants and acknowledges to Anfield that:

(a)

it is duly incorporated or formed, validly existing and in good standing in its jurisdiction of incorporation or formation and holds all material licenses and permits necessary to carry on business as presently conducted;

(b)	it has full power and authority to enter into this Agreement and to consummate the Transactions contemplated hereby and thereby;

(c)

its entry into this Agreement, and its performance hereunder and under any other agreements, do not and with the passage of time will not result in any breach of any contract, arrangement or obligation to which it is a party;

(d)

there is no law, regulation, rule or policy, or any change therein shall have been enacted or proposed which will have a material adverse effect on the Transactions or the UEC Property interests involved in the Property Swap;

(e)	there is no material pending or threatened litigation regarding UEC or the UEC Property interests involved in the Property Swap;

(f)	the Debt constitutes the entire outstanding indebtedness of the Company to the Creditor including principal and interest to the Closing Date hereof and costs;

(g)	the Debt is beneficially owned by the Creditor, free and clear of all trade restrictions, liens, charges or encumbrances of any kind whatsoever;

(h)	no third party has any right to payment of any portion of the Debt;

(i)	it has no claims or potential claims against the Company on account of any matter whatsoever, other than the Debt;

(j)

the Company is relying on an exemption from prospectus requirements found in Section 2.14 (Securities for Debt) of National Instrument 45-106 – Prospectus and Registration Exemptions and applicable securities laws in the Creditor’s jurisdiction of residence to issue the Debt Units to the Creditor;

(k)	as a “U.S. person” (as defined in Rule 902(k) of Regulation S under the 1933 Act):

(i)

the Creditor understands and acknowledges that the Anfield securities underlying the Debt Units have not been and will not be registered under the 1933 Act or any U.S. state securities laws, and that the sale of the Debt Units contemplated hereby is being made in reliance on the exemption from registration provided by Section 4(a)(2) of the 1933 Act and/or Rule 506(b) of Regulation D (“Regulation D”) promulgated thereunder and similar exemptions under applicable U.S. states securities laws;

(ii)

the Creditor is an “accredited investor” as defined in Rule 501(a) of Regulation D under the 1933 Act by virtue of being a corporation, not formed for the specific purpose of acquiring the Debt Units, with total assets in excess of US$5,000,000, and acknowledges that it is acquiring the Debt Units as an investment for its own account and not with a view to any resale, distribution or other disposition of the Debt Units in violation of the federal or state securities laws of the United States, and the Creditor certifies that it is domiciled in the jurisdiction set out on the first page of this Agreement, such address was not created and is not used solely for the purpose of acquiring the Debt Units, the Creditor was not solicited to acquire the Debt Units and executed this Agreement in such jurisdiction;

(iii)

the Creditor has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person, or anyone else, the Debt Units, or any part thereof, or any interest therein, and the Creditor has no present plans to enter into any such contract, undertaking, agreement or arrangement;

(iv)

the Creditor has not purchased the Debt Units as a result of any form of general solicitation or general advertising (as those terms are used in Regulation D), including advertisements, articles, press releases, notices or other communications published in any newspaper, magazine or similar media or on the Internet, or broadcast over radio or television, or the Internet or other form of telecommunications, including electronic display, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(v)

the Creditor acknowledges that the Debt Units will be “restricted securities”, as such term is defined in Rule 144(a)(3) under the 1933 Act, and may not be offered, sold, pledged or otherwise transferred, directly or indirectly, without prior registration under the 1933 Act and applicable U.S. state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, the Debt Units or any Anfield securities underlying the Debt Units absent such registration, it will not offer, sell, pledge or otherwise transfer, directly or indirectly, the Debt Units, directly or indirectly, except:

(A)	to the Company;

(B)

outside the United States in an “offshore transaction” meeting the requirements of Rule 904 of Regulation S under the 1933 Act, if available, and in compliance with applicable local laws and regulations;

(C)

in compliance with the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(D)	in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities;

and, in the case of each of (C) and (D) above, it has prior to such sale furnished to the Company an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company stating that such transaction is exempt from registration under the 1933 Act and that the legend referred to in Section 8.1(p) may be removed;

(vi)

the Creditor understands and acknowledges that (a) if the Company is deemed to have been at any time previously an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents, Rule 144 under the 1933 Act may not be available for resales of the Debt Units and (b) the Company is not obligated to make Rule 144 under the 1933 Act available for resales of such securities underlying the Debt Units;

(vii)

the Creditor understands and agrees that there may be material tax consequences to the Creditor of an acquisition, disposition or exercise of any of the securities underlying the Debt Units. The Company gives no opinion and makes no representation with respect to the tax consequences to the Creditor under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such securities, and the Creditor acknowledges that (a) it is solely responsible for determining the tax consequences of its investment and (b) the Creditor is not relying on the Company or their affiliates or counsel in this regard. In particular, no determination has been made whether the Company will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended;

(viii)

the Creditor understands and agrees that the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles and therefore may be materially different from financial statements prepared under U.S. generally accepted accounting principles and therefore may not be comparable to financial statements of United States companies;

(ix)

the Creditor consents to the Company making a notation on its records or giving instruction to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described herein; and

(x)	the Creditor has not been formed solely for the purpose of entering into the Transactions described herein;

(l)	the Creditor will be the registered and beneficial owner of the Debt Units;

(m)	the Creditor is not acquiring the Debt Units as a result of any material information that the Company has not generally disclosed to the public;

(n)

the Debt Units will be subject to resale restrictions as required by applicable securities law and the policies of any stock exchange which the Company may from time to time be listed on and the certificate(s) representing the Debt Units will bear appropriate legends and the Creditor will seek its own independent legal advice regarding such resale restrictions imposed on the Debt Units;

(o)

the Creditor acknowledges that the certificate(s), if any, or statements held in the Direct Registration System (“DRS”) representing the Debt Units as well as all certificates issued in exchange therefor or in substitution thereof, if any, or the statements held in DRS, will bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY

BEFORE [insert the date that is four months and a day from the Closing Date].”;

and

“WITHOUT PRIOR WRITTEN APPROVAL OF TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [insert the date that is four months and a day from the Closing Date].”;

(p)

the Creditor acknowledges that the certificate(s), if any, or the statements held in DRS representing the Debt Units as well as all certificates, if any, or the statements held in DRS, issued in exchange therefor or in substitution thereof, until such time as is no longer required under the applicable requirements of the 1933 Act or applicable U.S. state securities laws, will also bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY ACQUIRIING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ALL LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE COMPANY AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT ‘GOOD DELIVERY’ OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”;

provided that if the Debt Units are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Schedule “D” to this Agreement (or in such other forms as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S; and provided, further, that, if any Debt Units are being sold otherwise than in accordance with Rule 904 of Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing, in form and substance reasonably satisfactory to the Company, that such legend is no longer required under the 1933 Act;

(q)	the Creditor is able to bear the economic loss of the investment in the Debt Units;

(r)

the Company is a reporting issuer under the Securities Acts of British Columbia, and Alberta and, as such, the Company is required to make certain continuous disclosure filings (collectively, the “Public Record”) on the System for Electronic Document Analysis and Retrieval (commonly known as “SEDAR”), an electronic filing system developed for the Canadian Securities Administrators;

(s)

the Creditor has had access to such information concerning the Company as it has considered necessary or appropriate in connection with its investment decision to acquire the Debt Units, including access to the Public Record and receiving satisfactory answers to any questions it has asked any of the officers of the Company;

(t)

the execution and delivery of this Agreement, the performance and compliance with the terms hereof, the purchase of the Debt Units and the completion of the Transactions described herein by the Creditor will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would, if the Creditor is not an individual, constitute a material default under any term or provision of its constating documents, by-laws or resolutions, the securities laws or any other laws applicable to the Creditor, any agreement to which the Creditor is a party or any judgment, decree, order, statute, rule or regulation applicable to the Creditor; and

(u)	the release contained in Section 5.3 of this Agreement is fully enforceable by the Company against the Creditor.

The Company’s obligation to complete the Transactions contemplated hereby is subject to the foregoing representations and warranties being true and correct at the date of this Agreement and at the time of delivery of the Debt Units by the Company to the Creditor. Such representations and warranties will survive the closing of the Transactions contemplated hereby. The Creditor will indemnify the Company from and against any and all claims, damages, losses and costs arising from representations and warranties being incorrect or breached.

9.	RESALE RESTRICTIONS

9.1

Subject to Section 8.1 and the following, after any statutory hold periods, any sales by UEC of any securities of Anfield underlying the Debt Units will be subject to a limitation on re- sale whereby UEC, on a daily basis, cannot sell more than 15% of the daily trading volume of shares of Anfield on the Exchange (or any other stock exchange on which the shares of Anfield are then listed), unless such sales by UEC are transacted via block trades of 250,000 shares or greater. The restrictions in this section are not intended to and shall not limit the ability of UEC to tender the securities of Anfield underlying the Debt Units into a take-over bid made in compliance with applicable laws or to vote its securities of Anfield underlying the Debt Units in favour of any arrangement, amalgamation, merger or other business combination transaction involving the Company.

10.	CLOSING

10.1

The date of closing of the Transactions (the “Closing Date”) will be no longer than 60 calendar days from the date of execution of the Definitive Agreements, unless extended by both Parties in writing. In the event that the Closing Date cannot be realized due to the delay of any required regulatory approval, the Closing Date shall be automatically extended by up to 30 calendar days (also a “Termination Date”).

10.2	Closing of the Transactions will be conditional upon:

(a)	the execution of the Swap Agreement and all materials necessarily incidental thereto to close upon the Closing Date;

(b)	receipt of all necessary approvals, consents and waivers to each of the Transactions contemplated hereunder, including Exchange and regulatory approvals, as required;

(c)

all representations and warranties of each of the Parties in the Definitive Agreements being true in all material respects as at the Closing Date (except for those which are made at a specified date, which will be true and correct as at that date);

(d)	the absence of any material adverse change in respect of either Party, its prospects, operations or condition, including the Property interests of each Party involved in the Property Swap;

(e)	all covenants and obligations of each of the Parties being satisfied and complied with in all material respects on the Closing Date; and

(f)

the Transactions being completed by the Closing Date which shall include, without limitation, the ongoing ROFR and Right of Appointment to be enjoyed by the Creditor in accordance with their terms herein.

11.	CONFIDENTIALITY

11.1

The Parties agree that the existence and content of this Agreement and the terms and status of the Transactions are confidential and, except as otherwise required by applicable law or securities regulatory authorities or expressly permitted in this Agreement, shall not be disclosed by either Party (other than to its representatives, including its legal and financial advisors, in the necessary course of business in connection with the Transactions) without the prior written consent of the other Party.

The Parties agree to consult with each other prior to dissemination of any public announcements concerning the Transactions and that there will be no public announcement or other disclosure of the Transactions or of the matters dealt with herein unless they have mutually agreed thereto or unless otherwise required by applicable law or by regulatory instrument, rule or policy based on the advice of counsel. If either Party is required by applicable law or regulatory instrument, rule or policy to make a public announcement with respect to the Transactions, the Party will provide as much notice to the other Party of the announcement as reasonably practicable, including the proposed text of the announcement.

12.	EXCLUSIVITY

12.1

From the execution date hereof until the earlier of the Closing Date or each applicable Termination Date (as defined above) (the “Exclusivity Period”), both Parties agree that, during the Exclusivity Period, neither it nor its affiliates, nor any of their respective representatives, officers, directors, employees, advisors or agents, will, directly or indirectly, make, solicit or initiate enquiries or the submission of proposals or offers from any third party relating to any transaction with respect to the assets involved in the Property Swap, the Anfield Debt or any of the other Transactions considered herein, or participate in any discussions or negotiations regarding, or furnish to any other party any information with respect to, or otherwise co-operate in any way with, or assist or participate in or facilitate, any effort or attempt by any person to do or seek to do any of the foregoing and, to the extent any such discussions or negotiations have occurred with third parties prior to the date hereof regarding any prospective transaction, they shall be terminated immediately.

13.	THIRD PARTY BENEFICIARIES.

12.2

Nothing in this Agreement, expressed or implied, is intended or will be construed to confer upon or give to any other person, other than the Parties hereto and their successors and permitted assigns, any rights, remedies or other benefits under or by reason of this Agreement.

13.	GOVERNING LAW

13.1

This Agreement shall be construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract. Each of the Parties irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia with respect to all matters arising out of this Agreement and the Transactions contemplated herein.

14.	MISCELLANEOUS

14.1	Time. Time will be of the essence of this Agreement.

14.2

Waiver. The failure of any Party to enforce at any time any of the provisions of this Agreement will in no way be construed to constitute a waiver of any such provision nor in any way to affect the validity of this Agreement or any part hereof, including the right of any Party thereafter to enforce each and every provision. The waiver by any Party to this Agreement of any breach or violation of any provision of this Agreement by the other Party hereto will not operate or be construed to be a waiver of any subsequent breach or violation thereof.

14.3

Notices. Any notice required or permitted to be given under this Agreement will be given in writing and (a) delivered personally, (b) sent by nationally-recognized overnight courier or (c) sent by e-mail at the address indicated below and shall be deemed to have been given on the day on which it is received if delivered personally or sent by e-mail and otherwise on the next succeeding business day. If a notice is not delivered or sent on a business day or is delivered or sent on or after 5:00 p.m. (Vancouver time) on such day, it shall be deemed to be given on the next business day thereafter.

If to Anfield:

Anfield Energy Inc.

4390 Grange Street, Suite 2005

Burnaby, BC V5H 1P6

Attention: Corey Dias, CEO

Email: cdias@anfieldresources.com.

If to UEC:

Uranium Energy Corp.

1030 West Georgia Street, Suite 1830

Vancouver, BC V6E 2Y3

Attention: Amir Adnani, President and CEO

Email: aadnani@uraniumenergy.com.

14.4

Relationship of the Parties. It is not the purpose or intention of this Agreement to create (and it should not be construed as creating) a joint venture, partnership or any type of association, and the Parties are not authorized to act as an agent or principal for each other with respect to any matter related hereto.

14.5	Expenses. Each Party will be responsible for and bear all of its own costs and expenses incurred in connection with the Transactions contemplated by this Agreement.

14.6	Amendment. Only an instrument in writing executed by the Parties may amend this Agreement.

14.7

Severability. The terms and conditions of this Agreement are hereby deemed by the Parties to be severable, and the invalidity or unenforceability of any one or more of the provisions of this Agreement will not affect the validity and enforceability of the other provisions hereof.

14.8	Assignment. This Agreement may not be assigned or otherwise transferred by the Parties without the prior written consent of the other Party.

14.9

Further Assurances. Each Party will take all reasonable steps and actions required to give effect to the Transactions and including, but not limited to, the preparation of any applications for regulatory approvals, and obtaining any necessary consents, approvals or waivers of third parties.

14.10	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

14.11	Facsimile or Electronic Signature. This Agreement may be executed by facsimile, electronic or PDF signatures.

14.12

Entire Agreement. This Agreement, including the attached Schedules which are hereby incorporated herein by this reference, will supersede and cancel all prior agreements and understandings between the Parties relating to the subject matter hereof, and will set forth the Parties’ entire understanding with respect to the subject matter hereof. This Agreement was prepared as a result of negotiation and mutual agreement between the Parties, and neither this Agreement nor any provision hereof will be construed against either Party as the Party who prepared this Agreement or any such provision.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

Remainder of Page Left Intentionally Blank
Signature Page to Follow

ANFIELD ENERGY INC.

By:

/s/ Corey Dias
Corey Dias CEO

URANIUM ENERGY CORP.

By:

/s/ Amir Adnani
Amir Adnani President and CEO

Schedule “A”

UEC Payment Instructions

Uranium Energy Corp Bank Information – [****]

The current Incoming Domestic ACH instructions are listed below:

Bank Name:	[****]
Account Name:	URANIUM ENERGY CORP.
Account Number:	[****]
Routing Number:	[****]
Branch Address:	[****]

The current Incoming Domestic Wire instructions are listed below:

Account Name:	URANIUM ENERGY CORP.
Account Number:	[****]
Routing Number:	[****]
Branch Address:	[****]

The current Incoming International Wire instructions are listed below:

Account Name:	URANIUM ENERGY CORP.
Account Number:	[****]
Swift Code:	[****]
Branch Address:	[****]

Schedule “B”

Property Interests of Anfield Involved in the Property Swap

■	Wyoming ISR Projects:

o	Charlie Project – 720-acre property located in the Pumpkin Buttes Uranium District in Johnson County, Wyoming;

o	Black Hills – one project;

o	Great Divide Basin – seven projects;

o	Laramie Basin – one project;

o	Powder River Basin – nine projects;

o	Shirley Basin – two projects; and

o	Wind River Basin – four projects.

Schedule “C”

Property Interests of UEC Involved in the Property Swap

■

Slick Rock Project: Located in San Miguel and Montrose Counties, Colorado, approximately 24 miles north of the town of Dove Creek. The Project occupies all or parts of sections 15, 16, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 32, 33 and 34 in T44N R18W, NM Principal Meridian, and parts of sections 3, 4 and 5 of T43N R18W, NM Principal Meridian.

Schedule “D”

Form of Declaration for Removal of Legend

TO:	Anfield Energy Inc. (the “Issuer”)

AND TO:	Registrar and transfer agent for the shares of the Issuer

The undersigned (A) acknowledges that the sale of          common shares of the Issuer to which this declaration relates, represented by certificate number                   or held in Direct Registration System (DRS) account number                   , is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned (a) is not an “affiliate” of the Issuer, as that term is defined in Rule 405 under the U.S. Securities Act, or is an affiliate solely by virtue of being an officer or director of the Issuer, (b) is not a “distributor” as defined in Regulation S, and (c) is not an affiliate of a distributor; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the NEO Exchange or any other “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U. S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:                   , 20         .

X
Signature of individual (if Seller is an individual)

X
Authorized signatory (if Seller is not an individual)

Name of Seller (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

(Required for sales pursuant to Section (B)(2)(b) above)

We have read the representation letter of          (the “Seller”) dated          , 20 , pursuant to which the Seller has requested that we sell, for the Seller’s account,           common shares of the Issuer represented by certificate number           or held in Direct Registration System (DRS) account number          (the “Common Shares”). We have executed sales of the Common Shares pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1)	no offer to sell the Common Shares was made to a person in the United States;

(2)

the sale of the Common Shares was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange, the NEO Exchange or another “designated offshore securities market” (as defined in Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre- arranged with a buyer in the United States;

(3)	no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4)

we have done no more than execute the order or orders to sell the Common Shares as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Common Shares (including, but not be limited to, the solicitation of offers to purchase the Common Shares from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Issuer shall be entitled to rely upon the representations, warranties and covenants contained in this letter to the same extent as if this letter had been addressed to them.

Dated:                   , 20         .

Name of Firm

By:         X

Title: